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                    Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS SECOND QUARTER 2022 RESULTS

•Second Quarter Revenues from Continuing Operations Totaled $481 Million, An Increase of 3% Percent Over Prior-Year Quarter

•Q2 GAAP Operating Loss from Continuing Operations of $97 Million, Including a Non-Cash Goodwill Impairment Charge of $105 Million

•Adjusted EBITDA in Q2 Totaled $49 Million

•Q2 GAAP Loss Per Share of $1.34 and Q2 Adjusted Earnings Per Share of $0.01

•Profit Improvement Plan of $30+ Million (in Second Half) Implemented at Clean Earth to Strengthen Performance in Response to Extraordinary Inflation

•Full Year 2022 Adjusted EBITDA Guidance Range of $210 Million to $220 Million; Free Cash Flow is Now Projected to be Between $115 Million and $125 Million

CAMP HILL, PA (August 2, 2022) - Harsco Corporation (NYSE: HSC) today reported second quarter 2022 results. On a U.S. GAAP ("GAAP") basis, second quarter of 2022 diluted loss per share from continuing operations was $1.34, including a Clean Earth non-cash goodwill impairment charge and other unusual items. Adjusted diluted earnings per share from continuing operations in the second quarter of 2022 was $0.01. These figures compare with second quarter of 2021 GAAP diluted earnings per share from continuing operations of $0.11 and adjusted diluted earnings per share from continuing operations of $0.20.

The GAAP operating loss from continuing operations for the second quarter of 2022 was $97 million and Adjusted EBITDA was $49 million in the quarter.

“Our team is taking aggressive action to mitigate the extraordinary inflationary which impacted our results in the quarter,” said Chairman and CEO Nick Grasberger. “In Clean Earth, the segment most impacted by external inflationary pressures, we are implementing incremental pricing and cost reduction initiatives which we believe will offset these challenges and better position Clean Earth to realize its profit and margin potential in the future. We also remain focused on reducing our leverage and creating value from our unique asset base. While the steps we are taking will take time to deliver results, we remain encouraged by the healthy underlying demand across most of our end markets and are confident in our ability to deliver profitable growth and value creation for shareholders.”

Harsco Corporation—Selected Second Quarter Results

($ in millions, except per share amounts)	Q2 2022	Q2 2021
Revenues	$481	$469
Operating income from continuing operations - GAAP	$(97)	$26
Diluted EPS from continuing operations - GAAP	$(1.34)	$0.11
Adjusted EBITDA	$49	$67
Adjusted EBITDA margin	10.2%	14.3%
Adjusted diluted EPS	$0.01	$0.20
Note: Adjusted earnings per share and adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted earnings per share details are adjusted for acquisition-related amortization expense.

Consolidated Second Quarter Operating Results
Consolidated revenues from continuing operations were $481 million, an increase of 3 percent compared with the prior-year quarter. Environmental and Clean Earth each realized an increase in revenues compared to the second quarter of 2021. Foreign currency translation negatively impacted second quarter 2022 revenues by approximately $20 million (4 percent), compared with the prior-year period.

The Company's GAAP operating loss from continuing operations was $97 million for the second quarter of 2022 including a non-cash goodwill impairment charge of $105 million, compared with GAAP operating income of $26 million in the same quarter of 2021. Meanwhile, adjusted EBITDA totaled $49 million in the second quarter of 2022 versus $67 million in the second quarter of the prior year. Both Environmental and Clean Earth experienced lower adjusted EBITDA relative to the prior year including the impacts of foreign exchange translation in Environmental and inflationary pressures on operating costs.

Second Quarter Business Review

Environmental

($ in millions)	Q2 2022	Q2 2021
Revenues	$278	$273
Operating income - GAAP	$24	$30
Adjusted EBITDA	$53	$58
Adjusted EBITDA margin	19.0%	21.2%

Environmental revenues totaled $278 million in the second quarter of 2022, an increase of 2 percent compared with the prior-year quarter. This increase is attributable to higher demand for mill services and ecoproductsTM, partially offset by FX translation impacts. The segment's GAAP operating income and adjusted EBITDA totaled $24 million and $53 million, respectively, in the second quarter of 2022. These figures compare with GAAP operating income of $30 million and adjusted EBITDA of $58 million in the prior-year period. The year-on-year change in adjusted earnings reflects the above-mentioned FX impacts as well as operating cost inflation and fewer asset sales relative to the prior-year quarter.

Clean Earth

($ in millions)	Q2 2022	Q2 2021
Revenues	$203	$196
Operating income (loss) - GAAP	$(112)	$7
Adjusted EBITDA	$5	$18
Adjusted EBITDA margin	2.3%	9.4%

Clean Earth revenues totaled $203 million in the second quarter of 2022, a 4 percent increase over the prior-year quarter as a result of higher pricing for environmental services and volume growth from industrial customers. The segment's GAAP operating loss was $112 million and adjusted EBITDA was $5 million in the second quarter of 2022. These figures compare with $7 million of operating income and $18 million of adjusted EBITDA in the prior-year period. The change in adjusted earnings is mainly attributable to significant cost inflation above price (including transportation, containers and end-disposal costs), which is being addressed in the third quarter through pricing initiatives and cost reductions.

Goodwill Impairment Charge - Clean Earth
Harsco recorded a non-cash goodwill impairment for Clean Earth in the second quarter. This $105 million charge reflects the impacts of a higher discount rate and lower near-term earnings expectations for Clean Earth as a result of extraordinary inflation. In response to these pressures, the Company recently launched a Profit Improvement Plan in Clean Earth targeting benefits of more than $30 million through commercial pricing initiatives and cost reductions. These improvements are expected to strengthen margins in the coming quarters, and the Company remains committed to a Clean Earth long-term EBITDA margin target of 15 percent.

Cash Flow
Net cash provided by operating activities was $152 million in the second quarter of 2022, compared with net cash provided by operating activities of $37 million in the prior-year period. Free cash flow (excluding Rail) was $132 million in the second quarter of 2022, compared with $20 million in the prior-year period. The change in free cash flow compared with the prior-year quarter is principally related to the Company's accounts receivable securitization transaction (approximately $120 million), which was completed in June 2022.

2022 Outlook
The Company has updated its 2022 guidance to reflect heightened inflation challenges as well as the effects of foreign exchange translation. Actions are underway to mitigate these impacts through commercial efforts and cost reductions, however these actions are not expected to fully offset these pressures until 2023. Summary Outlook highlights are as follows:

2022 Full Year Outlook (Continuing Operations)	Current	May Outlook
GAAP Operating Income/(Loss)	$(53) - $(63) million	$81 - $96 million
Adjusted EBITDA	$210 - $220 million	$250 - $265 million
GAAP Diluted Earnings/(Loss) Per Share	$(1.58) - $(1.72)	$0.02 - $0.10
Adjusted Diluted Earnings/(Loss) Per Share	$0.00 - $(0.13)	$0.35 - $0.44
Free Cash Flow	$115 - $125 million	$25 - $40 million
Net Interest Expense	$68 - $70 million	unchanged
Pension Income (Non-Operating)	$9 million	$10 million
Net Capital Expenditures	$125 - $130 million	unchanged

Q3 2022 Outlook (Continuing Operations)
GAAP Operating Income	$12 - $17 million
Adjusted EBITDA	$54 - $59 million
GAAP Diluted Earnings/(Loss) Per Share	$(0.10) - $(0.16)
Adjusted Diluted Earnings/(Loss) Per Share	$(0.02) - $(0.08)

Rail / Discontinued Operations
The sales process for Rail is ongoing, and the Company remains in discussions with select interested parties. Rail is a non-core business with unique asset base and a positive long-term outlook, and the Company remains committed to selling Rail on a disciplined basis, thereby creating value for shareholders. Further transaction updates will be provided when appropriate.

Conference Call
The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. Those who wish to listen to the conference call webcast should visit the Investor Relations section of the Company’s website at www.harsco.com. The live call also can be accessed by dialing (833) 634-5019, or (412) 902-4237 for international callers. Please ask to join the Harsco Corporation call. Listeners are advised to dial in approximately ten minutes prior to the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

Forward-Looking Statements
The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including changes in general economic conditions or changes due to COVID-19 and governmental and market reactions to COVID-19; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the

Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the Company's ability to negotiate, complete, and integrate strategic transactions; (13) failure to complete a divestiture of the Rail division, as announced on November 2, 2021 on satisfactory terms, or at all; (14) potential severe volatility in the capital or commodity markets; (15) failure to retain key management and employees; (16) the outcome of any disputes with customers, contractors and subcontractors; (17) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged, have inadequate liquidity or whose business is significantly impacted by COVID-19) to maintain their credit availability; (18) implementation of environmental remediation matters; (19) risk and uncertainty associated with intangible assets; (20) the risk that the Company may be unable to implement fully and successfully the expected incremental actions at Clean Earth due to market conditions or otherwise and may fail to deliver the expected resulting benefits; and (21) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part II, Item 1A “Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022, and Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2021. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

NON-GAAP MEASURES

Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies.

Adjusted diluted earnings per share: Adjusted diluted earnings per share is a non-GAAP financial measure and consists of diluted earnings (loss) per share from continuing operations adjusted for unusual items and acquisition-related intangible asset amortization expense. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. The Company’s management believes Adjusted diluted earnings per share is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies.

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); facility fees and debt-related income (expense); and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance.

Free cash flow: Free cash flow is a non-GAAP financial measure and consists of net cash provided (used) by operating activities less capital expenditures and expenditures for intangible assets; and plus capital expenditures for strategic ventures, total proceeds from sales of assets and transaction-related expenditures. The Company's management believes that Free cash flow is meaningful to investors because management reviews Free cash flow for planning and performance evaluation purposes. It is important to note that Free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. Free cash flow excludes the former Harsco Rail Segment since the segment is reported as discontinued operations. This presentation provides a basis for comparison of ongoing operations and prospects.

About Harsco

Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams. Based in Camp Hill, PA, the 12,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended			Six Months Ended
	June 30			June 30
(In thousands, except per share amounts)	2022		2021	2022	2021
Revenues from continuing operations:
Service revenues	$439,618		$429,651	$858,053	$843,990
Product revenues	41,434		39,023	75,796	71,949
Total revenues	481,052		468,674	933,849	915,939
Costs and expenses from continuing operations:
Cost of services sold	368,994		344,982	715,351	674,835
Cost of products sold	34,205		30,466	64,867	57,980
Selling, general and administrative expenses	67,935		70,805	137,088	142,419
Research and development expenses	296		323	352	480
Goodwill impairment charge	104,580		—	104,580	—
Other (income) expenses, net	2,045		(4,167)	866	(5,158)
Total costs and expenses	578,055		442,409	1,023,104	870,556
Operating income (loss) from continuing operations	(97,003)		26,265	(89,255)	45,383
Interest income	693		577	1,337	1,124
Interest expense	(16,692)		(15,643)	(31,784)	(31,899)
Facility fees and debt-related income (expense)	2,149		(50)	1,617	(5,308)
Defined benefit pension income	2,247		3,956	4,657	7,890
Income (loss) from continuing operations before income taxes and equity income	(108,606)		15,105	(113,428)	17,190
Income tax benefit (expense) from continuing operations	3,115		(4,797)	1,894	(6,898)
Equity income (loss) of unconsolidated entities, net	(114)		(76)	(245)	(195)
Income (loss) from continuing operations	(105,605)		10,232	(111,779)	10,097
Discontinued operations:
Income (loss) from discontinued businesses	1,879		8,239	(37,218)	11,603
Income tax benefit (expense) from discontinued businesses	(770)		(3,391)	5,821	(5,055)
Income (loss) from discontinued operations, net of tax	1,109		4,848	(31,397)	6,548
Net income (loss)	(104,496)		15,080	(143,176)	16,645
Less: Net (income) loss attributable to noncontrolling interests	(1,095)		(1,692)	(2,254)	(3,122)
Net income (loss) attributable to Harsco Corporation	$(105,591)		$13,388	$(145,430)	$13,523
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(106,700)		$8,540	$(114,033)	$6,975
Income (loss) from discontinued operations, net of tax	1,109		4,848	(31,397)	6,548
Net income (loss) attributable to Harsco Corporation common stockholders	$(105,591)		$13,388	$(145,430)	$13,523
Weighted-average shares of common stock outstanding	79,509		79,265	79,437	79,177
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(1.34)		$0.11	$(1.44)	$0.09
Discontinued operations	0.01		0.06	(0.40)	0.08
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$(1.33)	(a)	$0.17	$(1.83)	$0.17
Diluted weighted-average shares of common stock outstanding	79,509		80,774	79,437	80,397
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(1.34)		$0.11	$(1.44)	$0.09
Discontinued operations	0.01		0.06	(0.40)	0.08
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$(1.33)		$0.17	$(1.83)	$0.17

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	June 30 2022	December 31 2021
ASSETS
Current assets:
Cash and cash equivalents	$96,782	$82,908
Restricted cash	4,025	4,220
Trade accounts receivable, net	267,747	377,881
Other receivables	28,174	33,059
Inventories	80,999	70,493
Prepaid expenses	21,906	31,065
Current portion of assets held-for-sale	263,913	265,413
Other current assets	26,508	9,934
Total current assets	790,054	874,973
Property, plant and equipment, net	637,480	653,913
Right-of-use assets, net	104,212	101,576
Goodwill	759,439	883,109
Intangible assets, net	382,741	402,801
Deferred income tax assets	16,551	17,883
Assets held-for-sale	65,079	71,234
Other assets	43,403	48,419
Total assets	$2,798,959	$3,053,908
LIABILITIES
Current liabilities:
Short-term borrowings	$2,196	$7,748
Current maturities of long-term debt	17,952	10,226
Accounts payable	213,037	186,126
Accrued compensation	40,744	48,165
Current portion of operating lease liabilities	26,073	25,590
Current portion of liabilities of assets held-for-sale	151,369	161,999
Other current liabilities	147,022	161,537
Total current liabilities	598,393	601,391
Long-term debt	1,302,857	1,359,446
Retirement plan liabilities	60,424	93,693
Operating lease liabilities	77,104	74,571
Liabilities of assets held-for-sale	7,827	8,492
Environmental liabilities	26,669	28,435
Deferred tax liabilities	27,372	33,826
Other liabilities	46,610	48,284
Total liabilities	2,147,256	2,248,138
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	145,319	144,883
Additional paid-in capital	221,117	215,528
Accumulated other comprehensive loss	(573,872)	(560,139)
Retained earnings	1,649,080	1,794,510
Treasury stock	(848,320)	(846,622)
Total Harsco Corporation stockholders’ equity	593,324	748,160
Noncontrolling interests	58,379	57,610
Total equity	651,703	805,770
Total liabilities and equity	$2,798,959	$3,053,908

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended June 30		Six Months Ended June 30
(In thousands)	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$(104,496)	$15,080	$(143,176)	$16,645
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	32,463	32,156	66,067	64,904
Amortization	8,481	8,816	17,067	17,783
Deferred income tax (benefit) expense	(6,121)	(2,986)	(10,396)	(6,407)
Equity (income) loss of unconsolidated entities, net	114	76	245	195
Dividends from unconsolidated entities	348	—	526	—
(Gain) loss on early extinguishment of debt	(2,254)	—	(2,254)	2,668
Goodwill impairment charge	104,580		104,580	—
Other, net	761	(3,277)	1,020	(2,149)
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	102,971	(7,038)	87,607	(23,484)
Income tax refunds receivable, reimbursable to seller	—	—	7,687	—
Inventories	(3,825)	15,049	(8,435)	15,456
Contract assets	2,993	(18,796)	7,836	(37,866)
Right-of-use assets	7,307	7,129	14,383	13,897
Accounts payable	17,192	(4,899)	18,847	(13,491)
Accrued interest payable	6,653	7,183	(740)	(137)
Accrued compensation	(192)	6,242	(5,884)	4,701
Advances on contracts	(5,818)	(3,653)	(13,626)	(13,351)
Operating lease liabilities	(7,032)	(6,756)	(14,095)	(13,506)
Retirement plan liabilities, net	(7,068)	(8,591)	(21,587)	(27,858)
Other assets and liabilities	4,997	968	12,067	15,530
Net cash provided by operating activities	152,054	36,703	117,739	13,530
Cash flows from investing activities:
Purchases of property, plant and equipment	(28,833)	(41,264)	(61,791)	(68,646)
Proceeds from sales of assets	615	6,180	6,591	10,042
Expenditures for intangible assets	(46)	(64)	(100)	(132)
Proceeds from note receivable	8,605	6,400	8,605	6,400
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	3,938	449	4,999	(978)
Payments for settlements of interest rate swaps	(1,061)	—	(2,123)	—
Other investing activities, net	29	87	153	133
Net cash used by investing activities	(16,753)	(28,212)	(43,666)	(53,181)
Cash flows from financing activities:
Short-term borrowings, net	(2,082)	3,869	(31)	4,444
Current maturities and long-term debt:
Additions	32,956	30,645	104,961	465,518
Reductions	(150,295)	(38,951)	(152,861)	(413,481)
Dividends paid to noncontrolling interests	—	(3,094)	—	(3,094)
Sale (purchase) of noncontrolling interests	1,901	—	1,901	—
Stock-based compensation - Employee taxes paid	(321)	(687)	(1,698)	(3,172)
Payment of contingent consideration	—	—	(6,915)	—
Deferred financing costs	—	(1,303)	—	(7,828)
Other financing activities, net	—	(201)	—	(601)
Net cash provided (used) by financing activities	(117,841)	(9,722)	(54,643)	41,786
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(6,206)	1,193	(5,751)	483
Net increase (decrease) in cash and cash equivalents, including restricted cash	11,254	(38)	13,679	2,618
Cash and cash equivalents, including restricted cash, at beginning of period	89,553	82,325	87,128	79,669
Cash and cash equivalents, including restricted cash, at end of period	$100,807	$82,287	$100,807	$82,287

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	June 30, 2022		June 30, 2021
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$277,599	$23,547	$272,546	$30,223
Harsco Clean Earth	203,453	(111,668)	196,128	7,386
Corporate		(8,882)		(11,344)
Consolidated Totals	$481,052	$(97,003)	$468,674	$26,265

	Six Months Ended		Six Months Ended
	June 30, 2022		June 30, 2021
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$539,650	$41,814	$530,532	$56,158
Harsco Clean Earth	394,199	(112,965)	385,407	10,564
Corporate		(18,104)	—	(21,339)
Consolidated Totals	$933,849	$(89,255)	$915,939	$45,383

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended			Six Months Ended
	June 30			June 30
	2022		2021	2022	2021
Diluted earnings (loss) per share from continuing operations as reported	$(1.34)		$0.11	$(1.44)	$0.09
Facility fees and debt-related expense (income) (a)	(0.03)		—	(0.02)	0.07
Corporate strategic costs (b)	—		0.02	—	0.02
Harsco Clean Earth segment goodwill impairment charge (c)	1.32		—	1.32	—
Harsco Clean Earth Segment severance costs (d)	0.01		—	0.02	—
Taxes on above unusual items (e)	(0.04)		(0.01)	(0.04)	(0.02)
Adjusted diluted earnings (loss) per share, including acquisition amortization expense	(0.07)	(g)	0.12	(0.16)	0.15	(g)
Acquisition amortization expense, net of tax (f)	0.08		0.08	0.16	0.16
Adjusted diluted earnings per share	$0.01		$0.20	$—	$0.31
(a)Income recognized related to a gain on the repurchase of $25.0 million of Senior Notes, partially offset by costs incurred at Corporate to amend the Company's Senior Secured Credit Facilities (Q2 2022 $2.1million pre-tax; six months 2022 $1.6 million pre-tax) and costs associated with amending the Company's existing Senior Secured Credit Facilities to establish a New Term Loan; the proceeds of which were used to repay in full the outstanding Term Loan A and Term Loan B, to extend the maturity date of the Revolving Credit
Facility and to increase certain levels set forth in the total net leverage ratio covenant (Q2 2021 $0.1 million pre-tax; six months 2021 $5.3 million pre-tax).
(b)Certain strategic costs incurred at Corporate associated with supporting and executing the Company's long-term strategies. The six months ended 2022 includes the relocation of the Company's headquarters (Q2 2022 $0.2 million pre-tax; six months 2022 $(0.2) million pre-tax and Q2 and six months 2021 $1.7 million pre-tax ).
(c)Non-cash goodwill impairment charge (Q2 2022 and the six months 2022 $104.6 million pre-tax).
(d)Severance and related costs incurred in the Harsco Clean Earth Segment (Q2 2022 $1.1 million pre-tax; six months 2022 $1.4 million pre-tax).
(e)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded, except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.
(f)Acquisition amortization expense was $7.8 million pre-tax and $15.7 million pre-tax for Q2 2022 and the six months 2022, respectively, and after-tax was $6.2 million and $12.4 million for Q2 2022 and the six months 2022, respectively. Acquisition amortization expense was $8.1 million pre-tax and $16.2 million pre-tax for Q2 2021 and the six months 2021, respectively, and after-tax was $6.5 million and $13.0 million for Q2 2021 and the six months 2021, respectively.
(g)Does not total due to rounding.

HARSCO CORPORATION RECONCILIATION OF PROJECTED ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (a) (Unaudited)
	Projected Three Months Ending September 30				Projected Twelve Months Ending December 31
	2022				2022
	Low		High		Low	High
Diluted earnings (loss) per share from continuing operations	$(0.16)		$(0.10)		$(1.72)	$(1.58)
Corporate strategic costs	0.01		0.01		—	—
Harsco Clean Earth segment goodwill impairment charge	—		—		1.32	1.32
Harsco Clean Earth Segment severance costs	—		—		0.02	0.02
Corporate facility fees and debt-related expense (income)	—		—		(0.02)	(0.02)
Taxes on above unusual items	—		—		(0.04)	(0.04)
Adjusted diluted earnings (loss) per share, including acquisition amortization expense	(0.15)		(0.09)		(0.44)	(0.30)	(b)
Estimated acquisition amortization expense, net of tax	0.08		0.08		0.31	0.31
Adjusted diluted earnings (loss) per share	$(0.08)	(b)	$(0.02)	(b)	$(0.13)	$—
(a) Excludes Harsco Rail Segment.
(b) Does not total due to rounding.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth	Corporate	Consolidated Totals

Three Months Ended June 30, 2022:
Operating income (loss) as reported	$23,547	$(111,668)	$(8,882)	$(97,003)
Corporate strategic costs	—	—	229	229
Harsco Clean Earth Segment goodwill impairment charge	—	104,580	—	104,580
Harsco Clean Earth Segment severance costs	—	1,148	—	1,148
Operating income (loss) excluding unusual items	23,547	(5,940)	(8,653)	8,954
Depreciation	27,467	4,536	460	32,463
Amortization	1,714	6,131	—	7,845
Adjusted EBITDA	$52,728	$4,727	$(8,193)	$49,262
Revenues as reported	$277,599	$203,453		$481,052
Adjusted EBITDA margin (%)	19.0%	2.3%		10.2%

Three Months Ended June 30, 2021:
Operating income (loss) as reported	$30,223	$7,386	$(11,344)	$26,265
Corporate acquisition and integration costs	—	—	1,681	1,681
Operating income (loss) excluding unusual items	30,223	7,386	(9,663)	27,946
Depreciation	25,550	4,905	494	30,949
Amortization	2,035	6,063	—	8,098
Adjusted EBITDA	$57,808	$18,354	$(9,169)	$66,993
Revenues as reported	$272,546	$196,128		$468,674
Adjusted EBITDA margin (%)	21.2%	9.4%		14.3%

HARSCO CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended June 30
(In thousands)	2022	2021
Consolidated income (loss) from continuing operations	$(105,605)	$10,232

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	114	76
Income tax (benefit) expense	(3,115)	4,797
Defined benefit pension income	(2,247)	(3,956)
Facility fees and debt-related expense (income)	(2,149)	50
Interest expense	16,692	15,643
Interest income	(693)	(577)
Depreciation	32,463	30,949
Amortization	7,845	8,098

Unusual items:
Corporate strategic costs	229	1,681
Harsco Clean Earth goodwill impairment charge	104,580	—
Harsco Clean Earth Segment severance costs	1,148	—
Consolidated Adjusted EBITDA	$49,262	$66,993

HARSCO CORPORATION RECONCILIATION OF PROJECTED CONSOLIDATED ADJUSTED EBITDA TO PROJECTED CONSOLIDATED INCOME FROM CONTINUING OPERATIONS (a) (Unaudited)
	Projected Three Months Ending September 30				Projected Twelve Months Ending December 31
	2022				2022
(In millions)	Low		High		Low		High
Consolidated loss from continuing operations	(12)		(7)		(132)		(121)

Add back (deduct):
Income tax (income) expense	5		6		8		9
Facility fees and debt-related (income) expense	1		1		—		—
Net interest	20		19		70		68
Defined benefit pension income	(2)		(2)		(9)		(9)
Depreciation and amortization	42		42		166		166

Unusual items:
Corporate strategic costs	1		1		—		—
Harsco Clean Earth goodwill impairment	—		—		105		105
Harsco Clean Earth Segment severance costs	—		—		1		1
Consolidated Adjusted EBITDA	$54	(b)	$59	(b)	$210	(b)	$220	(b)
(a) Excludes Harsco Rail Segment
(b) Does not total due to rounding.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$152,054	$36,703	117,739	$13,530
Less capital expenditures	(28,833)	(41,264)	(61,791)	(68,646)
Less expenditures for intangible assets	(46)	(64)	(100)	(132)
Plus capital expenditures for strategic ventures (a)	180	926	508	1,798
Plus total proceeds from sales of assets (b)	615	6,180	6,591	10,042
Plus transaction-related expenditures (c)	218	3,920	1,096	18,004
Harsco Rail free cash flow deficit	7,667	14,064	38,988	29,748
Free cash flow	$131,855	$20,465	$103,031	$4,344
(a)Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s condensed consolidated financial statements.
(b)Asset sales are a normal part of the business model, primarily for the Harsco Environmental Segment.
(c)Expenditures directly related to the Company's acquisition and divestiture transactions and costs at Corporate associated with amending the Company's existing Senior Secured Credit Facilities.

HARSCO CORPORATION RECONCILIATION OF PROJECTED FREE CASH FLOW TO PROJECTED NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited) (a)
	Projected Twelve Months Ending December 31
	2022
(In millions)	Low	High
Net cash provided by operating activities	$240	$255
Less net capital expenditures	(125)	(130)
Free cash flow	115	125

(a) Excludes former Harsco Rail Segment